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                                                                   Exhibit 23(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 27, 2000, included in BB&T Corporation's Form 8-K dated October 27, 2000, and to all references to our firm included in this registration statement. Our report dated January 24, 2000, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement, and our report dated April 27, 2000, included in BB&T Corporation's financial statements previously filed on Form 8-K dated April 28, 2000 and incorporated by reference in this registration statement, are no longer appropriate since restated financial statements have been presented giving effect to business combinations accounted for as poolings of interests.

                                                    /s/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina
December 5, 2000